AMENDMENT NO. 2

DISTRIBUTION AGREEMENT

AXA PREMIER VIP TRUST

AMENDMENT NO. 2, dated as of July 8, 2014 (“Amendment No. 2”) to the Distribution Agreement, dated as of January 1, 2012 (“Agreement”), between AXA Premier VIP Trust, a Delaware statutory trust (“Trust”) and AXA Distributors, LLC (“Distributor”).

The Trust and the Distributor agree to modify and amend the Agreement, relating to the Class A shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.

Removed Portfolios. The following Portfolios of the Trust are hereby deleted in their entirety from the Agreement: Multimanager Aggressive Equity Portfolio, Multimanager Core Bond Portfolio, Multimanager International Equity Portfolio, Multimanager Large Cap Core Equity Portfolio, Multimanager Large Cap Value Portfolio, Multimanager Mid Cap Growth Portfolio, Multimanager Mid Cap Value Portfolio, Multimanager Technology Portfolio, Target 2035 Allocation Portfolio, and Target 2045 Allocation Portfolio.

2.

Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class A shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA DISTRIBUTORS, LLC

By: /s/ Steven M. Joenk		By: /s/ Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President &	Title:	Chairman, President &
	Chief Executive Officer		Chief Executive Officer

SCHEDULE A

DISTRIBUTION AGREEMENT OF

AXA PREMIER VIP TRUST

CLASS A SHARES

AXA Aggressive Allocation Portfolio

AXA Conservative Allocation Portfolio

AXA Conservative-Plus Allocation Portfolio

AXA Moderate Allocation Portfolio

AXA Moderate-Plus Allocation Portfolio

CharterSM Multi-Sector Bond Portfolio

CharterSM Small Cap Growth Portfolio

CharterSM Small Cap Value Portfolio

Target 2015 Allocation Portfolio

Target 2025 Allocation Portfolio